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                                                                   Exhibit 10.34

                                LICENSE AGREEMENT

     AGREEMENT made this 20th Day of March 1997 by and between CrossComm Corporation ("CCC") and Tadeusz Witkowicz ("Witkowicz").

     CCC and Witkowicz hereby act and agree as follows:

     1. CCC hereby grants to Witkowicz a perpetual, non-exclusive world-wide license to use, produce, copy, sublicense and distribute the software program known as Network Delta (formerly called IMS Delta) in object and source code form and all documentation therefor (such software program and documentation being referred to herein collectively as the "Software"). Witkowicz may enhance, alter, modify and adapt the Software and create derivative works therefrom, and CCC shall have no right, title or interest in any such modification or derivative work. Witkowicz may merge the Software or any part thereof with other software.

     2. With 30 days after the date hereof, CCC shall deliver to Witkowicz the electronic media and printed materials listed on Exhibit A attached hereto.

     3. CCC hereby assigns to Witkowicz all of CCC's right, title and interest, if any, in and to the name "Network Delta", but CCC makes no representation or warranty that it has any right, title or interest in or to such name, nor any representation or warranty as to any right, title or interest that it may have in or to


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such name. Witkowicz is not granted any right hereunder to make use of the name
"CrossComm" or any other trademark, service mark or trade name of CCC.

     4.   Witkowicz agrees to pay license fees to CCC as follows:

          a)   $30,000 on the date hereof.

          b) For each copy of the Software or of any merged version thereof or derivative work therefrom sublicensed to end-users thereof by Witkowicz or his assignees, successors in interest or sublicensees, a license fee of $25 for each copy so sublicensed prior to January 1, 1999 and a license fee of $5 for each copy so sublicensed thereafter. Such fees shall become due and payable on each anniversary date hereof. Each payment will be accompanied by a report, signed by Witkowicz or an appropriate accounting officer of his assignee or successor in interest, setting out the number of copies of the Software sublicensed during the license year then ended. CCC will have the right to audit, no more than once per year and at CCC's sole cost and expense, such books and records of Witkowicz or his assignee or successor in interest as shall be reasonably necessary to confirm the amount of license fee due and payable for any year.


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     5. CCC warrants that there are no pending, and to CCC's knowledge there are no threatened, claims by any person that the Software, in its current form, infringes any copyright or patent rights of such person. Except for the foregoing warranty, the Software is being provided to Witkowicz AS IS, without warranty of any kind or nature whatsoever. Without limitation of the foregoing, CCC is making no warranty or representation concerning the quality, performance or other characteristics of the Software. CCC has no obligation to maintain or support the Software.

     6. Witkowicz has delivered to CCC a letter specifying those employees of CCC to whom Witkowicz currently intends to offer employment (the "Designated Employees"). CCC agrees that, during the four-month period commencing on the date hereof, it will not take any action to prevent or otherwise discourage any Designated Employee from accepting an offer of employment from Witkowicz. For purposes of the foregoing sentence, "otherwise discourage" shall mean (i) disparagement of Witkowicz or his business or (ii) improvement of the terms or conditions of employment of any Designated Employee. CCC hereby assigns to Witkowicz all of its rights and benefits under the provisions of agreements it has with the Designated Employees relating to non-disclosure of confidential information, assignment of inventions and the like solely with respect to the Software and Witkowicz's conduct of his business utilizing the license granted hereby.

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     7. This Agreement shall be governed by the laws of the Commonwealth of
Massachusetts.

     8. No delay, omission, or failure to exercise any right or remedy provided herein shall be deemed to be a waiver thereof or an acquiescence in the event giving rise to such right or remedy, but every such right or remedy may be executed from time to time as may be deemed expedient by the party exercising such remedy or right.

     9. Witkowicz shall be solely responsible for any sales, use, service or other tax levied or incurred on account of this Agreement or his activities hereunder, except for any tax based upon the net income of CCC.

     10. Except as stated below, any controversy or claim arising out of or relating to the Agreement or the breach hereof shall be settled by arbitration in the Commonwealth of Massachusetts in accordance with the rules and procedures of the American Arbitration Association, and the judgment upon any award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

     11. If any provision herein is too broad in any respect to permit the full enforcement thereof, then such provision shall be limited only so far as it is necessary to allow conformance to the law, and as so limited shall be deemed a part hereof. If

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any invalid provision may not be so limited, such provision shall be deleted from the Agreement, but the remaining provisions shall remain in full force and effect.

     12. In no event will CCC or Witkowicz be liable to the other for any indirect, incidental or consequential damages, whether foreseeable or not, including without limitation, damages for loss of business profits or business interruption, resulting from or arising out of the use of or inability to use the Software even if CCC or Witkowicz has been advised of the possibility of such.

     13. Witkowicz understands that the Software may be a regulated commodity under the Export Control Act of 1979, as amended from time to time, and the regulations thereunder, and may require a license to export such. Witkowicz is solely responsible for any required export license.

     14. Nothing herein shall be deemed to create any agency, joint venture or partnership relationship between the parties. Neither party shall have the right to bind the other to any obligation, nor have the right to incur any liability on behalf of the other. Nothing contained in this Agreement shall in any way prevent, restrict or otherwise affect the right of CCC to grant non-exclusive licenses to the Software to third parties.

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     15. This Agreement is the complete and exclusive agreement between the parties with regard to the subject matter hereof.

     16. No action may be brought by either party against the other more than one year after the cause of action has accrued.

     17. Attached hereto and incorporated herein by this reference is the following exhibit:

     Exhibit A: Itemization of Licensed Software and Documentation

     18. The parties agree to execute any document reasonably requested by the other to perfect or effectuate the rights granted herein.

     19. This Agreement may be executed in multiple original counterparts, each of which will be an original, but all of which taken together shall constitute one and the same document. This Agreement will become effective when and if there exist copies of this Agreement which, when taken together, bear the authorized signatures of CCC and Witkowicz.


                                        CROSSCOMM CORPORATION

                                        By: /s/ Douglas G. Bryant
                                            ------------------------------------
                                            Its Chief Financial Officer


                                            /s/Tadeusz Witkowicz
                                            ---------------------------
                                            Tadeusz Witkowicz

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EXHIBIT A

The Network Delta software technology covered under the License includes all source and object code for the following software modules:

     i) IMS/Delta shell
        * user interface
        * trap dispatcher

    ii) Query Editor
        * MIB Compiler
        * schedule designer
        * device database description
        * Summit Basic compiler

   iii) Query Executor
        * scheduler
        * SNMP engine
        * Summit Basic runtime engine
        * Crystal Reports reporting engine

Specific deliverables include:

DeltaShell.exe
Qexec.exe
SerSNMP.dll
cccsnmp.dll
kernl.dll
nmpdu.dll
oem.dll
EvMan.dll
Qeditor.exe
dev32st.dll
mibdb.dll
IDNotify.dll
IDQuery. dll
IDSreNtf. dll
IDTrpMgr.dll
IDUtils.dll